            THIRD AMENDMENT DATED AS OF JUNE 30, 1997
                             TO THE
  AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT
                  DATED AS OF DECEMBER 5, 1990
                          AS AMENDED BY
     THE FIRST AMENDMENT DATED AS OF SEPTEMBER 30, 1992, AND
         THE SECOND AMENDMENT DATED AS OF JUNE 30, 1994

                      - - - - - - - - - -

     THIS THIRD AMENDMENT DATED AS OF JUNE 30, 1997, TO THE AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT DATED AS OF DECEMBER 5, 1990, as amended (the "Agreement"), is entered into among FLORIDA ROCK INDUSTRIES, INC., a Florida corporation (the "Company"), BANK OF AMERICA ILLINOIS (formerly known as Continental Bank N.A.), an Illinois banking corporation having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (in its individual capacity, "BAI"), as agent (in such capacity, the "Agent"), BARNETT BANK, N.A. ("Barnett"), SUNTRUST BANK, CENTRAL FLORIDA, N.A. ("SunTrust"), CRESTAR BANK, N.A. ("Crestar"), FIRST UNION NATIONAL BANK, (successor by merger to First Union National Bank of Florida) ("FUNB"), and THE FIRST NATIONAL BANK OF MARYLAND ("FNBM"). BAI, Barnett, SunTrust, Crestar, FUNB and FNBM are hereinafter collectively referred to as the "Banks" and individually as a "Bank".

                            Recitals:

     The Company has requested that the Banks modify the Agreement as set forth herein. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

     Therefore, in consideration of any loan or advance or grant of credit heretofore or hereafter made to the Company by the Banks, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is hereby amended as follows:

     1. Schedule I, as referred to in paragraph 2.1(a)(ii) and attached to the Agreement, is amended in its entirety in the form of Schedule I attached to this Third Amendment.

     2. Schedule II, as referred to in paragraph 8.4 and attached to the Agreement, is amended in its entirety in the form of
Schedule II attached to this Third Amendment.

     3. Schedule III, as referred to in paragraph 6.7 and attached to the Agreement, is amended in its entirety in the form of Schedule III attached to this Third Amendment.

     4. Schedule IV, as referred to in paragraph 6.11 and attached to the Agreement, is amended in its entirety in the form of Schedule IV attached to this Third Amendment.

     5. Schedule V, as referred to in paragraph 6.12 and attached to the Agreement, is amended in its entirety in the form of
Schedule V attached to this Third Amendment.

     6. Schedule VI, as referred to in paragraphs 6.6 and 8.1(c)and attached to the Agreement, is amended in its entirety in the form of Schedule VI attached to this Third Amendment.

     7. In the definitions, "Conversion Date" is changed from "June 30, 1997" to "June 30, 2000"; and "Available Commitment(s)" and "Unavailable Commitment(s)" are deleted in their entirety.

     8.   Section 2.1(a)(I)is hereby amended to read as follows:

          "(a)   Revolving Loans.  To make loans (collectively
called the "Revolving Loans" and individually called a "Revolving Loan") to the Company, which Revolving Loans the Company may pay, prepay and reborrow during the period from the date hereof to, but not including, the Conversion Date, in such amounts as the Company may from time to time request, but not exceeding in the aggregate at any one time outstanding the amount (such Bank's "Commitment") set forth on Schedule I attached to this Third Amendment."


     9.   Section 2.1(a)(ii) is hereby deleted in its entirety.

     10.  In Section 3.1(b), the phrase "one-half of one percent
(1/2%) is hereby amended  to read " three-eighths of one percent
(3/8 %)."

     11. In Section 3.1(c), the phrase "five-eighths of one percent (5/8%) is hereby amended to read "one-half of one percent (1/2%)."

     12.  Section 3.3 is hereby amended to read as follows:

          "3.3 Commitment Fee. The Company shall pay in immediately available funds to the Agent, for the account of each Bank, a commitment fee equal to 3/16 of 1% per annum on the daily average of the amount of the unused portion of the Commitment of such Bank. The commitment fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The commitment fee shall begin to accrue on (and including) June 30, 1997, and shall be paid quarterly thereafter on the last day of September, December, March and June of each year."

     13.  Section 4.4 is hereby amended to read as follows:

          "4.4   Reduction or Termination of the Credit.  The
Company may from time to time, upon at least three Banking Days' prior written or telephonic notice received by the Agent (which shall promptly advise each Bank thereof), permanently reduce the amount of the Commitments, but only upon payment of the unpaid principal amount of the Revolving Loans, if any, in excess of the then reduced amount of the Credit, plus (I) accrued interest to the date of such payment on the principal amount being repaid, (ii) any amount required to indemnify the Bank pursuant to Section 2.7 in respect of such payment, and (iii) the commitment fee on the amount of each Bank's Commitment so reduced which is accrued but unpaid through the date of such reduction, it being understood that at no time may the unpaid principal amount of the Revolving Loans exceed the aggregate Commitments. Any such reduction shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000. The Company may at any time on like notice terminate the Credit upon payment in full of (a) the Revolving Loans, (b) accrued interest thereon to the date of such payment,(c)any amount required to indemnify the Banks pursuant to Section 2.7 in respect of such payment, and (d) any other liabilities of the Company hereunder. The Company shall promptly confirm any telephonic notice of reduction or termination of the Credit in writing."

     14.  Section 6.4 is hereby amended to read as follows:

          "6.4   Financial Statements.  The Company has heretofore
furnished to each Bank the consolidated condensed financial statements of the Company and its Subsidiaries dated March 31, 1997, and the consolidated financial statements of the Company and its Subsidiaries dated as of September 30, 1996, reported on by Deloitte & Touche LLP, independent certified public accountants. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, are complete and correct and fairly present the consolidated financial condition and the consolidated results of operations of the Company and the Subsidiaries as of the dates indicated. The balance sheet and notes contained in the consolidated condensed financial statements dated March 31, 1997, show all liabilities, either direct or contingent, which would normally be reported in accordance with GAAP as of the date thereof of the Company and the Subsidiaries."

     15.  Section 6.5 is hereby amended to read as follows:

          "6.5 No Material Adverse Changes. There has been no material adverse change in the condition, financial or otherwise, of the Company and Subsidiaries, taken and considered together, since March 31, 1997."

     16.  Section 8.1(b) is hereby amended to read as follows:

          "(b) Short Term Indebtedness of the Company, provided that such indebtedness in an aggregate amount does not at any time exceed 20% of Consolidated Tangible Net Worth and is not outstanding for more than 270 days in the aggregate during any 12-month period; provided, further, that if there is an unused portion of the Commitment which in the aggregate is equal to or greater than such outstanding Short Term Indebtedness of the Company for a period of 90 consecutive days, then, only for purposes of determining the number of days that Short Term Indebtedness is outstanding, such Indebtedness shall be deemed to have been reduced by the amount of such unused Commitment during such period;"

     17.  Section 9.2(d) is hereby amended to read as follows:

          "(d) Opinion.  An opinion of LeBoeuf, Lamb, Greene &
MacRae L.L.P., counsel to the Company, addressed to the Agent and the Banks."

     18.  Section 11.6 is hereby amended to read as follows:

          "11.6 Bank of America Illinois and Affiliates. With respect to Bank of America Illinois' commitment and any Loans by Bank of America Illinois under this Agreement and any Note and any interest of Bank of America Illinois in any Note, Bank of America Illinois shall have the same rights and powers under this Agreement and such Note, as any other Bank and may exercise the same as though it were not the Agent. Bank of America Illinois and its affiliates may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Company as if Bank of America Illinois were not the Agent.

     19. The Company hereby represents and warrants to each of the Banks that there is no existing Event of Default, or event, which with the lapse of time or the giving of notice, or both, could become an Event of Default, under the Agreement.

     20. This Amendment shall become effective as of June 30, 1997.

     21. As modified herein, all provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.



                                   FLORIDA ROCK INDUSTRIES, INC.


                                   By:/s/James J. Gilstrap
                                   Title: Vice President


                                   Address:
                                   Post Office Box 4667
                                   Jacksonville, Florida 32201
                                   Facsimile No.: 904/355-0817
                                   Telephone No.: 904/355-1781

                                    BANK OF AMERICA ILLINOIS

                                    By:/s/ Steve A. Aronowitz
                                    Title: Managing Director

                                    Address:
                                    335 Madison Avenue
                                    New York, New York 10017
                                    Attn: Robert P. McKillip
                                          Vice President
                                    Facsimile No.: 212/503-7771
                                    Telephone No.: 212/503-7935





                                    BARNETT BANK, N.A.


                                    By:/s/ Susan S. Delgado
                                    Title: Vice President


                                    Address:
                                    24th Floor, Barnett Tower
                                    50 North Laura Street
                                    Jacksonville, Florida 32202
                                    Attn:   Susan S. Delgado
                                            Vice President
                                            Corp. Banking
                                    Facsimile No.: 904/791-5645
                                    Telephone No.: 904/791-7570

                                   SUNTRUST BANK, CENTRAL
                                   FLORIDA, N.A

                                    By:/s/ H. Robert Neinken
                                    Title: Senior Vice President


                                    Address:
                                    200 South Orange Avenue Tower
                                    6th Floor
                                    Orlando, Florida 32801
                                    Attn: H. Robert Neinken
                                          Sr. Vice President
                                    Facsimile No.: 407/237-6817
                                    Telephone No.: 407/237-5258





                                    CRESTAR BANK, N.A.


                                    By:/s/ William F. Lindlaw
                                    Title: Vice President/Manager


                                    Address:
                                    1445 New York Avenue N. W.
                                    5th Floor
                                    Corporate Trust Division
                                    Washington, D.C.  20005
                                    Attn: William F. Lindlaw
                                          Vice President/Manager
                                    Facsimile No.: 202/879-6137
                                    Telephone No.: 202/879-6432















                                    FIRST UNION NATIONAL BANK


                                    By: /s/ Charles N. Kauffman
                                    Title:  Vice President


                                    Address:
                                    225 Water Street
                                    Jacksonville, Florida 32202
                                    Attn: Charles N. Kauffman
                                         Vice President
                                          Commercial Banking
                                    Facsimile No.: 904/361-2417
                                    Telephone No.: 904/361-3662





                                    THE FIRST NATIONAL BANK OF
                                    MARYLAND


                                    By:/s/ Jerome A. Ratcliffe
                                    Title: Vice President


                                    Address:
                                    25 South Charles Street,
                                    18th Floor, National Division
                                    Baltimore, Maryland 21201
                                    Attn:William J. Frank
                                           Assistant Vice President
                                    Facsimile No.: 410/545-2047
                                    Telephone No.: 410/244-4206

                          SCHEDULE I





Bank of America  Illinois                             $15,875,000

Barnett Bank, N.A.                                     15,875,000

SunTrust Bank, Central                                 15,875,000
   Florida, N.A.

First Union National Bank                              15,875,000

Crestar Bank, N.A.                                      7,500,000

The First National Bank of                              4,000,000
   Maryland

     TOTALS                                           $75,000,000

                           SCHEDULE II

                  FLORIDA ROCK INDUSTRIES, INC.

                    Certain Notes Receivable
                     As of March 31, 1997


Howat Concrete Company, Inc.                           $5,000,000

                          SCHEDULE III

                  FLORIDA ROCK INDUSTRIES, INC.
                           LITIGATION
                         March 31, 1997


   Below is a true and correct description of all litigation currently pending against the Company or any of the subsidiaries except (I) litigation in which the amount of controversy is less that $100,000.00 and (ii) litigation in which the Company believes that it's potential liability or that of any subsidiary, as the case may be, is covered by insurance (the reference to insurance coverage above includes issues reserves for under the Company's self-insured retention provisions of it's insurance program).

1. Leonard Mark Eagle vs. Coventry Home Assn., et al.

   Parents of a minor child, who was killed when a retaining wall fell on him, are seeking damages against the designer, developer and/or builder of the retaining wall. A company subsidiary owned the land, but sold it prior to its development and did not participate in the development. The Company intends to file a motion for summary judgment and expects to be dismissed from the lawsuit.

2. Kelly Frush vs. S & G Concrete.

   Plaintiff seeks $1,750,000 in damages for personal injuries she suffered as a result of here vehicle being struck in the rear by a Company ready mix concrete truck.

3. Tracy L. McKay vs. Salisbury Towing Corp.

   Plaintiff, a former employee of Salisbury Towing Corp., is seeking damages for injuries suffered his back while working aboard a Company tug boat. Plaintiff is claiming $500,000 in compensatory damages.

4. D.C. Metro Area Transit Authority.

   The Arundel Corporation (TAC) was a venture partner in Mergentime, Steers & Arundel, a joint venture that contracted with the Washington Metro Area Transit Authority (WMATA) to construct a portion of the subway system in Washington, D. C. WMATA has filed a claim against the joint venture for alleged deficiencies in certain isolation pads used in the project. The scope of the damages is undetermined at this time but TAC's share of any damages shall be limited to 35% of those of the joint venture.

                           SCHEDULE  IV
           SUBSIDIARIES OF FLORIDA ROCK INDUSTRIES, INC.
                      as of March 31, 1997


SUBSIDIARY                              PERCENTAGE OF VOTING STOCK
                                              OWNED BY COMPANY

                PART A - SIGNIFICANT SUBSIDIARIES

The Arundel Corporation                                        100

                   PART B - OTHER SUBSIDIARIES


Administrative & Accounting, Inc.                              100
Cardinal Concrete Co., Inc.                                    100
Concrete Engineering, Inc.100
D C Materials, Inc.                                            100
Falcon Concrete Corp                                           100
Florida Rock Concrete, Inc                                     100
Hughes Properties, Inc.                                        100
Maryland Rock Industries, Inc                                  100
Mule Pen Quarry Corporation                                    100
Virginia Concrete Company, Inc.                                100

The following companies are wholly owned subsidiaries of The Arundel Corporation:

ARL Development Corporation (a wholly owned
subsidiary of TBS Enterprises, Inc.)                           100
ARL Materials, Inc.                                            100
ARL Services, Inc.                                             100
Arundel Risk Managers, Inc.                                    100
Arundel Sand & Gravel Company                                  100
BWIP, Inc.                                                     100
LanDel/Arundel, Inc.                                           100
Maryland Stone, Inc.                                           100
Patapsco Properties, Inc.                                      100
S & G Concrete Company                                         100
S & G Prestress Company                                        100
Sadler Materials Company                                       100
Salisbury Towing Corporation                                   100
Scenic Hills, Inc. (a wholly owned sub-
    sidiary of TBS Enterprises, Inc.)                          100
TBS Enterprises, Inc.                                          100
Tidewater Materials Corporation                                100
Tidewater Quarries, Inc.                                       100

                        SCHEDULE V - PART A
               FLORIDA ROCK INDUSTRIES, INC. ("FRI")

                  NOTES, ADVANCES AND INVESTMENTS
            (except to joint ventures and subsidiaries
             reflected in Schedule V - Parts B and C)
                       As of March 31, 1997

Trade Accounts receivable converted                      $  36,169
  to Notes receivable

Notes, accounts and advances
  receivable from officers and employees                    35,500

Note from sale of auto                                       3,289
Pablo Creek Country Club stock                             120,000
Rio Pinar Country Club stock                                   500
Note receivable, Myakka River Estates                        2,275

Florida Rock Industries, Inc. and
  Maryland Rock Industries, Inc.
  Industrial Revenue Bonds
  Repurchased by the Company:
    Marion County, Florida                               1,000,000
    Putnam County, Florida                               1,000,000
    Putnam County, Florida                                 200,000
    Duval County, Florida                                  400,000
    St. Marys County, Maryland                           3,750,000

Notes receivable:
  Howat Concrete Co., Inc.                               5,000,000
  CTI, DC, Inc.                                            218,600
Notes, advances and investments of The Arundel
  Corporation and its subsidiaries:
    Notes, accounts and advances receivable
     from officers and employees                               429
    Dev Credit Corporation                                   1,650
    Investment Homestead Village                               100
    Bethlehem Steel Corporation                              1,454
    PNC-Mortgages Receivable                               101,207
    PNC-Mortgages Receivable                               115,010
    J. William Parker                                       68,000
    Phoenix Development Corporation                         56,500
     (Note Receivable from sale of real estate.
      Such note is classified as real estate
      investment under GAAP)






                       SCHEDULE V (PART B)
              FLORIDA ROCK INDUSTRIES, INC. ("FRI")

                 LOANS, ADVANCES AND INVESTMENTS
               IN CORPORATIONS AND JOINT VENTURES
                       LESS THAN 80% OWNED
        (excludes Florida Rock Industries, Inc.'s equity
           in net income or loss of such corporations)
                      As of March 31, 1997



                                                   LOANS, ADVANCES
                                                   AND INVESTMENTS


Leesburg Sand Company, Inc.                                 $1,500
 (a 50% owned corporation)

Receivable due from Leesburg Sand
 Company, Inc. In the normal course
 of business on items paid by FRI for                      $10,000
 Leesburg.   Reimbursement received
 on a monthly basis.   Estimated

                        SCHEDULE V - PART C
               FLORIDA ROCK INDUSTRIES, INC. ("FRI")

          LOANS, ADVANCES AND INVESTMENTS IN CORPORATIONS
             AND JOINT VENTURES 80% OR MORE OWNED AS OF
                           March 31, 1997
          (excludes Florida Rock Industries, Inc.'s equity
            in net income or loss of such corporations)




                                                        Net advances
                                                  to(from)
Subsidiaries of FRI:                    Investment    Subsidiary

VIRGINIA CONCRETE COMPANY, INC.        $ 7,582,781     ($66,935,961)

CARDINAL CONCRETE COMPANY                   16,000      (13,566,825)

D C MATERIALS, INC.                          1,000         (335,090)

CONCRETE ENGINEERING, INC.                   5,000          233,546

MARYLAND ROCK INDUSTRIES, INC.               1,000                0

HUGHES PROPERTIES, INC.                        100          (28,801)

ADMINISTRATIVE&ACCOUNTING, INC.              1,000          840,907

FALCON CONCRETE CORPORATION                 25,000        7,889,601

FLORIDA ROCK CONCRETE, INC.             26,340,676      (32,952,897)

THE ARUNDEL CORPORATION                 85,947,606        6,965,049

MULE PEN QUARRY CORPORATION              9,659,232       10,124,128

Subsidiaries of The Arundel Corporation:

ARL SERVICES, INC.                           1,000          662,757

CHESAPEAKE MARINE PARTNERSHIP            3,403,403       (2,040,156)















                       SCHEDULE V - PART C
              FLORIDA ROCK INDUSTRIES, INC. ("FRI")

         LOANS, ADVANCES AND INVESTMENTS IN CORPORATIONS
            AND JOINT VENTURES 80% OR MORE OWNED AS OF
                          March 31, 1997
         (excludes Florida Rock Industries, Inc.'s equity
           in net income or loss of such corporations)
                             (Page 2)





                                                    Net advances
                                                      to (from)
                                        Investment    Subsidiary

ARUNDEL SAND & GRAVEL COMPANY                  500         (114,017)

S&G CONCRETE CO.                           900,500          531,839

PATAPSCO PROPERTIES, INC.                   60,173          (67,918)

MARYLAND ROCK INDUSTRIES, INC.(a)              -0-       (3,143,543)

ARUNDEL RISK MANAGEMENT, INC.                  100          (33,963)

SADLER MATERIALS CORPORATION             1,835,065       31,428,976

MARYLAND STONE, INC.                        50,000        7,030,947

S&G PRESTRESS COMPANY                    1,265,535                0

LANDEL/ARUNDEL, INC.                       592,889          594,674

SALISBURY TOWING CORP.                           1         (515,719)

BWIP, INC.                                   1,000       (1,020,388)

TBS ENTERPRISES, INC.                   18,372,227        4,578,295

TIDEWATER QUARRIES, INC.                 4,252,522       10,624,323

TIDEWATER MATERIALS CORPORATION          1,144,503         (830,366)


(a) Company is owned 100% by Florida Rock Industries

                       SCHEDULE V - PART C
              FLORIDA ROCK INDUSTRIES, INC. ("FRI")

         LOANS, ADVANCES AND INVESTMENTS IN CORPORATIONS
            AND JOINT VENTURES 80% OR MORE OWNED AS OF
                          March 31, 1997
         (excludes Florida Rock Industries, Inc.'s equity
           in net income or loss of such corporations)
                             (Page 3)

INTERCOMPANY ADVANCES AMONG FLORIDA ROCK INDUSTRIES, INC. ("FRI")
                       AND ITS SUBSIDIARIES




S&G Prestress Company         FRI                     $     2,528
ARL Development Corp.         FRI                       5,526,203
TBS Enterprises, Inc.         FRI                       3,216,000
LanDel/Arundel, Inc.          FRI                         422,901
FRI                           S&G Concrete              4,434,132
Sadler Materials Corp.        FRI                      23,149,610
Tidewater Materials Corp.     FRI                       3,761,618
Tidewater Quarries, Inc.      FRI                      21,123,161
The Arundel Corporation       Virginia Concrete Co.       827,718
Salisbury Towing Corp.        Sadler Materials Corp.       77,907
Sadler Materials Corp.        Tidewater Materials Corp.   197,408
Sadler Materials Corp.        Tidewater Quarries, Inc.  7,572,858
Tidewater Quarries, Inc.      Tidewater Materials Corp. 1,858,797


                            GUARANTEES

FRI has guaranteed a loan payable of Tidewater Quarries, Inc., a
wholly-owned subsidiary of The Arundel Corporation.   Such debt is
reflected as debt in FRI's consolidated financial statements and in
Schedule VI of this agreement:

     SOVRAN BANK, N.A.                            $2,019,000

The only other guarantees that FRI and its subsidiaries currently have outstanding other than the guarantees listed above, are
guarantees under certain Industrial Revenue Bonds.   The bonds are
carried in the Company's consolidated financial statements as funded indebtedness.

Note: Excluded from this Schedule are guarantees of the types described in Section 8.3(e) and (f) of this Amended and Restated Revolving Credit and Term Loan Agreement and guarantees of letters of credit issued on behalf of certain subsidiaries.

                            SCHEDULE VI
               FLORIDA ROCK INDUSTRIES, INC. ("FRI")
                            INDEBTEDNESS
                           March 31, 1997

      Lender                   Secured By                     Amount

FLORIDA ROCK INDUSTRIES, INC.
Industrial Revenue Bonds:
 Marion County, Florida(a)     Real estate, plant & equipment   $2,000,000
 Putnam County, Florida(a)     Real estate, plant & equipment    2,000,000
 Putnam County, Florida(a)     Real estate, plant & equipment    1,000,000
 Duval County, Florida(a)      Real estate, plant & equipment    1,700,000
 Osceola County, Florida(a)    Real estate, plant & equipment    1,200,000

Unsecured Bank Loans:
 Revolving Credit Agreement                    None                    -0-
 Barnett Bank                                  None                100,000
 First Union National Bank of Florida          None                100,000
 SunTrust Bank, Central Florida, N.A.          None                100,000


Other Unsecured Debt:

 Oakland Concrete                                                  420,000
 Tyner                                                              64,444
 D.M. Faircloth                                                  1,000,000
 Power Concrete                                                    572,372
                                                                10,256,816
MARYLAND ROCK INDUSTRIES, INC.
Industrial Revenue Bond:
 St. Mary's County, Maryland(a) Real estate, plant & equip.      6,000,000

THE ARUNDEL CORPORATION AND ITS SUBSIDIARIES:
Industrial Revenue Bonds        Richmond Plant                   2,019,000

Secured Debt
 Sherman                         Real Estate                        62,500
 Robert & Lucy Hughes            Real Estate                       379,953
 C. Hargis Merrill               Real Estate                       993,528
 C. Hargis Merrill               Real Estate                         4,464
                                                                 1,440,445

      GRAND TOTAL                                        $19,716,261

(a) The Company has repurchased a portion of these bonds.   See
Schedule V-Part A for a listing of the bonds repurchased.